Filed pursuant to Rule 424(b)(5)
Registration No. 333-289615
PROSPECTUS SUPPLEMENT
(To prospectus dated August 26, 2025)

$100,000,000
Senior Secured Convertible Notes
Shares of Common Stock Issuable Upon Conversion or Repayment of the
Senior Secured Convertible Notes

Origin Materials, Inc. (the “Company”, “we”, “us” or “our”) is offering pursuant to this prospectus supplement and the accompanying base prospectus, up to an aggregate of $100,000,000 in original principal amount of our Senior Secured Convertible Notes (each, a “Note,” and, collectively, the “Notes”) and the shares of our common stock underlying the Notes.
The Notes are being sold pursuant to the terms of a securities purchase agreement dated November 13, 2025 (the “Securities Purchase Agreement”), between us and the investor in connection with this offering. At the initial closing of this offering, we will issue $16.7 million in aggregate principal amount of Notes to the investor in connection with this offering. On or after the date that we receive the requisite approval of our stockholders (the “Stockholder Approval”) of the issuance of the shares of common stock issuable upon conversion of the Notes in excess of 30,214,856 shares (which is equal to 19.99% of our outstanding shares of common stock on the date of this prospectus supplement), we may consummate additional closings of up to $83.3 million in tranches of up to $25.0 million in aggregate principal amount of Notes not to exceed $50.0 million in total Notes issued during any 12-month period, subject to the prior satisfaction of certain conditions.
The Notes will be issued with a 10% original issue discount. The Notes shall not bear interest except upon the occurrence (and during the continuance) of an event of default. After the occurrence and during the continuance of an event of default, the Notes will accrue interest at the rate of 12.0% per annum. Unless earlier converted or redeemed, the Notes will mature on the date that is the 30-month anniversary of the last day of the month in which the closing with respect to the applicable Note occurs.
All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the holders into shares of our common stock at an initial conversion price of $0.62616 per share, which conversion price is subject to adjustment pursuant to the terms of the Notes. The conversion price is subject to customary adjustments upon any stock dividend, stock split, stock combination, reclassification, recapitalization, or similar transaction that proportionately decreases or increases the price of our shares of common stock.
Commencing on December 1, 2025, and on the first trading day of the month for each month thereafter, and on the maturity date (each such date is referred to herein as an “Installment Date”), unless deferred as described below, we are required to make monthly amortization payments (referred to herein as the “Installment Amount”) which, at our option, may be satisfied in cash or, subject to the satisfaction of certain equity conditions set forth in the Notes, by permitting the holder to convert the monthly amortization payment into shares of our common stock over the course of the applicable month. Such installment conversions shall be satisfied in our common stock at a conversion price equal to the lower of (but no lower than the floor price which is initially $0.10152 (subject to adjustment for stock splits, stock dividends or stock combinations)) (i) the conversion price then in effect and (ii) 92% of the lowest volume weighted average price (“VWAP”) during the seven consecutive trading days prior to the applicable date of conversion. Upon conversion, we will deliver shares of our common stock as described in this prospectus supplement. The Installment Amount equals (i) $3.0 million if paid in cash or (ii) if satisfied with shares of common stock, an amount equal to the greater of (x) $2.0 million and (y) 20% of the aggregate daily traded volume of the common stock on The Nasdaq Capital Market (“Nasdaq”) over the course of the applicable month.
We do not intend to apply to list the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system. Our common stock is traded on Nasdaq under the symbol “ORGN.” On November 12, 2025, the last reported sale price of our common stock on Nasdaq was $0.5076 per share.
We intend to use the net proceeds received from the sale of the Notes for working capital, capital equipment acquisitions and general corporate purposes. We will not receive any additional proceeds if and when the Notes are converted into shares of our common stock.
We estimate the expenses of this offering will be approximately $0.5 million.
We are a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus supplement and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page S-4 of this prospectus supplement and in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 13, 2025.

TABLE OF CONTENTS
Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under the shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the registration statement.
Before buying any of the securities that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus and all of the information in the documents that are incorporated by reference herein and therein, as well as the additional information described in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
Neither we, nor any dealer, salesperson or other person has authorized anyone to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we have authorized for use in connection with this offering. This prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference in this prospectus supplement and the accompanying prospectus that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
Neither we, nor any dealer, salesperson or other person, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement or any accompanying prospectus supplement or in any related free writing prospectus to which we have referred you. We take no responsibility for, and can provide no assurance as to reliability of any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, any prospectus supplement and the documents incorporated by reference herein and therein and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
You should also read and consider the information in the documents to which we have referred you in the sections titled “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus.
S-ii

Unless the context indicates otherwise, references in this prospectus supplement and the accompanying prospectus to “Origin,” “Origin Materials,” “the Company,” “we,” “us,” “our” and similar references refer to Origin Materials, Inc. (f/k/a Artius Acquisition Inc.) and, where appropriate, and its consolidated subsidiaries (including Origin Materials Operating, Inc.).

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary highlights information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information in the sections titled “Risk Factors” in this prospectus supplement and the accompanying prospectus, and in the documents incorporated by reference herein and therein.
Company Overview
Origin is a technology company with a mission to enable the world’s transition to sustainable materials. Our innovations include polyethylene terephthalate (“PET”) closures for an estimated global closures market opportunity of greater than $65 billion. Our PET closures enable fully-recyclable PET beverage containers and reduce waste through light-weighting, while providing enhanced performance such as greater oxygen and CO2 barrier properties that can increase shelf-life. Our furanics technologies include our furanics platform for transforming carbon into sustainable materials for a wide range of end products capable of addressing an estimated $1 trillion market opportunity, including food and beverage packaging, clothing, textiles, plastics, car parts, carpeting, tires, adhesives, soil amendments, and fuels.
Corporate Information
Origin was formerly known as Artius Acquisition Inc. (“Artius”). Artius was originally registered under the Companies Law of the Cayman Islands on January 24, 2020, as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On June 25, 2021, we consummated a merger pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of February 16, 2021 (as amended by the letter agreement dated March 5, 2021, the “Merger Agreement”), by and among Artius, Zero Carbon Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Artius (the “Merger Sub”), and Micromidas, Inc., a Delaware corporation doing business as Origin Materials (“Legacy Origin”). Pursuant to the terms of the Merger Agreement, Artius effected a business combination with Legacy Origin through the merger of Merger Sub with and into Legacy Origin, with Legacy Origin as the surviving company and as our wholly owned subsidiary. We refer to this as the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination.” In connection with the closing of the Business Combination, we changed our name to Origin Materials, Inc.
Implications of Being a Smaller Reporting Company
We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have elected to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K. We may take advantage of this and certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by nonaffiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING
The following is a brief summary of some of the terms of the offering and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. For a more complete description of the terms of our common stock, see the section titled “Description of Capital Stock—Common Stock” in the accompanying prospectus.

Issuer	Origin Materials, Inc.
Securities Offered by Us	Up to $100,000,000 in original principal amount of Senior Secured Convertible Notes (the “Notes”) not to exceed $50,000,000 in total Notes being issued during any 12-month period.
This prospectus supplement also relates to the offering of shares of common stock issuable upon conversion or repayment of the Notes.

Maturity of Notes	Unless earlier converted or redeemed, the Notes will mature on the date that is the 30-month anniversary of the last day of the month in which the closing with respect to the applicable Note occurs.
Original Issue Discount; Default Interest
The Notes will be issued with a 10% original issue discount. The Notes shall not bear interest except upon the occurrence (and during the continuance) of an event of default. After the occurrence and during the continuance of an event of default, the Notes will accrue interest at the rate of 12.0% per annum.

Conversion Rights
All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the holders into shares of our common stock at an initial conversion price of $0.62616 per share which conversion price is subject to adjustment pursuant to the terms of the Notes. The conversion price is subject to customary adjustments upon any stock dividend, stock split, stock combination, reclassification, recapitalization, or similar transaction that proportionately decreases or increases the price of our shares of common stock.

Installment Payments; Installment Conversion Price
Commencing on December 1, 2025, and on the first trading day of the month for each month thereafter, and on the maturity date, unless deferred as described below, we are required to make monthly amortization payments which, at our option, may be satisfied in cash or, subject to the satisfaction of certain equity conditions set forth in the Notes, by permitting the holder to convert the monthly amortization payment into shares of our common stock over the course of the applicable month. Such installment conversions shall be satisfied in our common stock at a conversion price equal to the lower of (but no lower than the floor price which is initially $0.10152 (subject to adjustment for stock splits, stock dividends or stock combinations)) (i) the conversion price then in effect and (ii) 92% of the lowest VWAP during the seven consecutive trading days prior to the applicable date of conversion. Upon conversion, we will deliver shares of our common stock as described in this prospectus supplement. The Installment Amount equals (i) $3.0 million if paid in cash or (ii) if satisfied with shares of common stock, an amount equal to the greater of (x) $2.0 million and (y) 20% of the aggregate daily traded volume of the common stock on Nasdaq over the course of the applicable month.

Events of Default	The Notes include standard customary events of default, subject to any cure periods set forth in the Notes, where applicable.

If an event of default occurs, a holder may force us to redeem, within a specified time as further described in the Notes (regardless of whether such event of default has been timely cured), all or any portion of its Note at a price equal to 110% of the outstanding principal amount of the Note, accrued but unpaid interest and all other amounts due in respect of the Note and the other Transaction Documents (as defined in the Note), as determined in accordance with the Notes. See the section titled “Description of Notes” for additional information.

Use of Proceeds
We intend to use the net proceeds from the sale of such securities for working capital, capital equipment acquisitions and general corporate purposes. Please see the section titled “Use of Proceeds” in this prospectus supplement.

Risk Factors
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in this prospectus supplement, in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q as well as the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in our securities.

No Listing of Notes	We do not intend to apply for listing of the Notes on any securities exchange.
Nasdaq Capital Market Listing	Our shares of common stock are traded on Nasdaq under the symbol “ORGN.”

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully review the risks and uncertainties described under the section titled “Risk Factors” contained in this prospectus supplement and the accompanying prospectus as well as any related free writing prospectus, and under the sections titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement, the documents incorporated by reference and any free writing prospectus. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”
Risks Related to this Offering of Securities and Ownership of our Shares
There is currently no established trading market for the Notes and we do not expect that one will develop.
There currently is no established trading market for the Notes. In addition, we do not intend to apply for listing of the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system, and we do not intend to make a market in the Notes and do not expect that one will develop. As a result, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time, or you may not be able to sell your Notes at a favorable price.
The sale or availability for sale of shares issuable upon conversion or repayment of the Notes may depress the price of our common stock and encourage short sales by third parties, which could further depress the price of our common stock.
To the extent that the purchaser of the Notes sells shares of our common stock issued upon conversion or repayment of the Notes, the market price of such shares may decrease due to the additional selling pressure in the market. In addition, the risk of dilution from issuances of such shares may cause stockholders to sell their shares of our common stock, which could further contribute to any decline in the price of our common stock. Any downward pressure on the price of our common stock caused by the sale or potential sale of such shares could encourage short sales by third parties. In a short sale, a prospective seller borrows shares from a stockholder or broker and sells the borrowed shares. The prospective seller hopes that the share price will decline, at which time the seller can purchase shares at a lower price for delivery back to the lender. The seller profits when the share price declines because it is purchasing shares at a price lower than the sale price of the borrowed shares. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.
Holders of the Notes will not be entitled to any rights with respect to our common stock but will be subject to all changes made with respect to our common stock.
Holders of the Notes will not be entitled to any rights with respect to our common stock, but holders of the Notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the relevant holder acquiring shares of our common stock as a result of conversion of such holder’s Notes or the repayment of such Notes in the form of common stock, such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

Servicing the Notes will require a significant amount of cash, and we may not have sufficient cash flow from our business to make payments on our debt, and such failure of repayment may adversely affect our financial condition and operating results.
Our ability to make scheduled installment payments of the principal of, to pay interest on or to refinance our indebtedness, including the principal of the Notes, depends on our future performance, which is subject to economic, financial, competitive and other factors that may be beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional debt financing or equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the Notes. In addition, certain of our debt agreements contain restrictive covenants that may prohibit us from adopting some of these alternatives. Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of our debt.
You may experience future dilution as a result of future equity offerings and other issuances of our common stock or other securities. In addition, this offering and future equity offerings and other issuances of our common stock or other securities may adversely affect our common stock price.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or securities convertible into common stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of common stock under our stock incentive programs. In addition, the sale of shares in this offering and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares for sale will have on the market price of our common stock.
We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering. As described in the section titled “Use of Proceeds,” we intend to use the net proceeds from the sale of such securities for working capital, capital equipment acquisitions and general corporate purposes. We are restricted from using the proceeds from the sale of the Notes for satisfaction of indebtedness of the Company or any of its subsidiaries. The failure by our management to apply these funds effectively could harm our business. Pending their use, we may invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.
Exercise of options or warrants or conversion of other convertible securities may have a dilutive effect on your percentage ownership of common stock upon conversion or repayment of the Notes and may result in a dilution of your voting power and an increase in the number of shares of common stock eligible for future resale in the public market, which may negatively impact the trading price of our shares of common stock.
The exercise or conversion of some or all of our outstanding convertible securities could result in significant dilution in the percentage ownership interest of investors in this offering and in the percentage ownership interest of our existing common stockholders and in a significant dilution of voting rights and earnings per share.
As of September 30, 2025, we have warrants outstanding to purchase 35,476,627 shares of common stock. The warrants have an exercise price of $11.50 and approximately 0.7 years to maturity. In addition, we have options to purchase 1,396,560 shares of our common stock outstanding and exercisable at a weighted-average price of $0.18 per share.
In addition to the dilutive effects described above, the exercise of those securities would lead to an increase in the number of shares of common stock eligible for resale in the public market. Sales of substantial numbers of such shares of common stock in the public market could adversely affect the market price of our shares of common stock. Substantial dilution and/or a substantial increase in the number of shares of common stock available for future resale may negatively impact the trading price of our shares of common stock.
We currently do not meet the listing standards of The Nasdaq Stock Market LLC and as a result our common stock may be delisted, which could have a material adverse effect on its liquidity.
Our common stock and public warrants are currently listed on Nasdaq. If we fail to continue to satisfy the continued listing requirements of The Nasdaq Stock Market LLC, such as the corporate governance or public float requirements, or the minimum closing bid price requirement, The Nasdaq Stock Market LLC will take steps to delist our common stock. The per share price of our common stock has declined below the minimum bid price threshold required for continued listing. On April 7, 2025, we received a deficiency letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC, notifying us that, for the last 31 consecutive business days, the closing bid price for our common stock had closed below the minimum $1.00 per share required for continued listing (the “Minimum Bid Requirement”) on The Nasdaq Stock Market LLC pursuant to Nasdaq Listing Rule 5550(a)(2) (“Rule 5550(a)(2)”). In accordance with The Nasdaq Stock Market LLC’s listing rule 5810(c)(3)(A), we were provided 180 calendar days, or until October 6, 2025, to regain compliance with the minimum bid price requirement. On October 7, 2025, we received written notice from The Nasdaq Stock Market LLC notifying us that it had determined that we were eligible for an additional 180-day calendar period, or until April 6, 2026, to regain compliance. The determination was based upon us meeting the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on Nasdaq (except for the Minimum Bid Requirement), and our written notice of our intention to cure the deficiency by effecting a reverse stock split, if necessary. If we do not regain compliance with the Minimum Bid Requirement by April 6, 2026, The Nasdaq Stock Market LLC will provide written notification to us that our common stock will be delisted. In the event we receive notice that our common stock is being delisted, The Nasdaq Stock Market LLC rules permit us to appeal any delisting determination by the Staff to a Hearings Panel. There can be no assurance that we will regain compliance with the minimum bid price requirement or be successful in maintaining our listing of our common stock on Nasdaq.
There are many factors that may adversely affect our minimum bid price. Many of these factors are outside of our control. As a result, even if we regain compliance, we may not be able to sustain compliance with Rule 5550(a)(2) in the long term. A failure to meet the requirements of the listing standards of The Nasdaq Stock Market LLC may result in additional deficiency letters in the future. Any potential delisting of our common stock from Nasdaq would likely result in decreased liquidity and increased volatility for our common stock and would adversely affect our ability to raise additional capital or to enter into strategic transactions, in addition to adversely impacting the perception of our financial condition and could cause reputational harm to investors and parties conducting business with us. Any potential delisting of our common stock from Nasdaq would also make it more difficult for our stockholders to sell our common stock.
Additionally, if our common stock is delisted from Nasdaq, the liquidity of our common stock would be adversely affected, the market price of our common stock could decrease, our ability to obtain sufficient additional capital to fund our operations and to continue to operate as a going concern would be substantially impaired and transactions in our common stock could lose federal preemption of state securities laws. Furthermore, there could also be a further reduction in our coverage by securities analysts and the news media and broker-dealers may be deterred from making a market in or otherwise seeking or generating interest in our common stock, which could cause the price of our common stock to decline further. Moreover, delisting may also negatively affect our clients’, customers’ and employees’ confidence in us and employee morale.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and documents incorporated herein by reference contain forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.
In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements.
Any statements in this prospectus supplement, the accompanying prospectus, or incorporated herein or therein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act these forward-looking statements include statements regarding:
•our estimates regarding the sufficiency of our cash resources and our expenses, capital requirements and need for substantial additional financing, and our ability to obtain the substantial additional financing that we need to support our operations and to continue to operate as a going concern;
•our ability to complete construction and commissioning of closure manufacturing facilities for our PET closure and/or furanics products in the expected timeframe and in a cost-effective manner;
•the effectiveness of our disclosure controls and procedures and internal control over financial reporting;
•our future financial and business performance, including financial projections and business metrics;
•changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•our ability to scale in a cost-effective manner;
•our ability to raise capital, secure additional project financing and secure government incentives;
•our ability to procure necessary capital equipment and to produce its products in commercial quantities;
•the impact of laws and regulations and liabilities thereunder including, in particular, those hostile to environmental, social and governance practices and DEI initiatives, and of existing and new tariffs and trade restrictions;
•our ability to procure and store necessary raw materials, works in process, and finished goods;
•any increases or fluctuations in raw material costs;
•our ability to avoid, mitigate, and recover from business and supply chain disruptions;
•the ability to maintain the listing of our common stock on Nasdaq; and
•the impact of worldwide economic, political, industry, and market conditions, tariffs, geopolitical instability, supply chain disruptions, inflationary pressure, labor market constraints, bank failures, and other macroeconomic factors.

You should refer to the “Risk Factors” section contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus supplement and the accompanying prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We will have broad discretion in the use of the net proceeds from the sale of the Notes. We intend to use the net proceeds from the sale of such securities for working capital, capital equipment acquisitions and general corporate purposes. We are restricted from using the proceeds from the sale of the Notes to satisfy any of our other outstanding indebtedness.
Pending application of the net proceeds as described above, we expect to deposit the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of this offering. Accordingly, our management will have broad discretion in the application of net proceeds, if any.

DESCRIPTION OF NOTES
The following summary of the Notes in this offering does not purport to be complete and is qualified in its entirety by exhibits filed with our Current Report on Form 8-K filed with the SEC on November 17, 2025, which are incorporated by reference herein.
We are offering up to $100,000,000 in aggregate principal amount of our senior secured convertible notes (the “Notes”). The Notes are being sold pursuant to the terms of a securities purchase agreement dated November 13, 2025 (the “Securities Purchase Agreement”), between us and the investor in connection with this offering.
The following description of the particular terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus, to which reference is hereby made. Terms not defined in this description have the meanings given to them or the Notes. We urge you to read the Notes and the Securities Purchase Agreement because they, and not this description, define your rights as a holder of the Notes. You may obtain copies of the Notes, and the Securities Purchase Agreement as described in the section titled “Where You Can Find Additional Information.” The material terms and provisions of our common stock are described in the section titled “Description of Capital Stock—Common Stock” beginning on page 9 of the accompanying prospectus.
The Notes will be issued with a 10% original issue discount. The Notes will be issued in certificated form and not as global securities.
Initial Closing; Additional Closings
At the initial closing of this offering, we will issue $16.7 million in aggregate principal amount of Notes to certain institutional investors. On or after the date that we receive the Stockholder Approval, we may consummate additional closings of up to $25.0 million per tranche in aggregate principal amount of Notes not to exceed $50.0 million in total Notes being issued during any 12-month period, subject to the satisfaction of certain conditions, including, but not limited to:
•after giving effect to the additional closing, our aggregate indebtedness on a consolidated basis does not exceed 25% of the product of the aggregate number of issued and outstanding common stock held by non-affiliates on the date of the additional closing multiplied by the lowest VWAP during the 30 trading day period preceding the applicable closing date;
•our market capitalization being at least $75.0 million at all times during the 30 trading day period preceding the applicable closing date and on the applicable closing date;
•immediately following the applicable closing, we must have available cash on hand (including cash equivalents) equal to at least two fiscal quarters of reasonably anticipated cash burn plus the amount of anticipated or planned capital expenditures;
•the VWAP of our common stock during the 30 trading day period preceding the applicable closing date and on the applicable closing date equals or exceeds $0.50 per share (as adjusted for stock splits, reverse stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions occurring after the date hereof);
•the daily dollar trading volume during market hours for our common stock on Nasdaq equals or exceeds $750,000 per trading day on at least 20 trading days during the 30 consecutive trading days prior to the applicable closing date; provided, that at least five of the ten trading days immediately preceding the applicable date of determination also exceeds $750,000; and
•satisfaction of certain volume and equity conditions set forth in the Securities Purchase Agreement and the Notes.

Interest
The Notes shall not bear interest except upon the occurrence (and during the continuance) of an event of default (see “Events of Default” below). After the occurrence and during the continuance of an event of default, the Notes will accrue interest at the rate of 12.0% per annum.
Security
The Notes will be our senior secured obligations. The Notes will be secured by a first-priority security interest in substantially all of our personal property assets, subject to customary permitted liens and excluded assets, pursuant to a security agreement between us and the collateral agent. No subsidiary will guarantee or provide collateral for the Notes.
The security interests will be perfected by UCC financing statements and, to the extent required under the security agreement, control agreements over certain of our deposit and securities accounts. The liens securing the Notes will rank equally with any of our other indebtedness secured by the same collateral and will be senior to our unsecured indebtedness to the extent of the value of the collateral.
The Notes require us to maintain unrestricted cash on-hand in a minimum amount of $20.0 million on deposit in accounts subject to deposit and securities account control agreements at all times.
The collateral securing the Notes will be released upon payment in full of the Notes, upon defeasance or satisfaction and discharge of the Notes, or as otherwise permitted under the indenture and security agreement, including in connection with permitted dispositions of collateral.
Ranking
The Notes will be our senior secured obligations and will:
•rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes;
•rank effectively senior to all of our existing and future unsecured indebtedness and to any indebtedness that is secured by liens junior to the liens securing the Notes, in each case to the extent of the value of the collateral securing the Notes;
•rank pari passu in right of payment and security with any of our other senior indebtedness that is secured by the same collateral on an equal and ratable basis; and
•rank effectively junior to:
•any existing and future indebtedness of our subsidiaries (which are not obligors under the Notes); and
•any of our existing or future indebtedness that is secured by liens on our assets that are senior to the liens securing the Notes, in each case to the extent of the value of the assets subject to such prior liens.
The Notes will be secured by a first-priority perfected security interest in substantially all of our existing and future assets, but will not be guaranteed by any of our subsidiaries and will not be secured by any assets of our subsidiaries.
Maturity Date
Unless earlier converted or redeemed, the Notes will mature on the date that is the 30-month anniversary of the last day of the month in which the closing with respect to the applicable Note occurs.

Conversion
All amounts due under the Notes are convertible at any time, in whole or in part, at the option of the holders into shares of our common stock at a conversion price which is subject to adjustment as described below.
Conversion Price
The Notes are initially convertible into shares of common stock at the initial conversion price of $0.62616 per share. The conversion price is subject to adjustment for issuances of securities below the conversion price then in effect and for stock splits, combinations or similar events, and as described below in “Issuance of Other Securities.”
If we fail to timely deliver shares of common stock upon conversion of the Notes, we have agreed to pay “buy-in” damages of the converting holder.
Conversion Amount
A “conversion amount” includes the portion of the principal of the Note to be converted, redeemed or otherwise and all accrued and unpaid interest and late charges with respect to such principal amount and such interest, if any. The number of shares of common stock issuable upon conversion of any conversion amount shall be determined by dividing (i) such conversion amount by (ii) the conversion price.
Installment Conversion or Redemption
Commencing on December 1, 2025, and on the first trading day of the month for each month thereafter, and on the maturity date, unless deferred as described below, we are required to make monthly amortization payments which, at our option, may be satisfied in cash or, subject to the satisfaction of certain equity conditions set forth in the Notes, by permitting the holder to convert the monthly amortization payment into shares of our common stock over the course of the applicable month. Such installment conversions shall be satisfied in our common stock at a conversion price equal to the lower of (but no lower than the floor price which is initially $0.10152 (subject to adjustment for stock splits, stock dividends or stock combinations)) (i) the conversion price then in effect and (ii) 92% of the lowest VWAP during the seven consecutive trading days prior to the applicable date of conversion. Upon conversion, we will deliver shares of our common stock as described in this prospectus supplement. The Installment Amount equals (i) $3.0 million if paid in cash or (ii) if satisfied with shares of common stock, an amount equal to the greater of (x) $2.0 million and (y) 20% of the aggregate daily traded volume of the common stock on Nasdaq over the course of the applicable month.
As referenced above, the floor price is $0.10152; provided that we may at any time during the term of a Note, at our sole option, reduce the then current floor price of each of the Notes to any amount not greater than such then current floor price.
Notwithstanding the foregoing, the holder may, at its sole option, elect to defer any installment amount for a particular calendar month until a subsequent calendar month selected by the holder.
Conversion Limitation and Exchange Cap
A holder will not have the right to convert any portion of a Note, to the extent that, after giving effect to such conversion, the holder (together with certain related parties) would beneficially own in excess of 9.99% of the shares of our common stock outstanding immediately after giving effect to such conversion.
In addition, unless we obtain the approval of our stockholders as required by the Nasdaq, we are prohibited from issuing any shares of common stock upon conversion of the Notes or otherwise pursuant to the terms of the Notes, if the issuance of such shares of common stock would exceed the aggregate number of shares of common stock which we may issue without breaching our obligations under the rules and regulations of Nasdaq (which we estimate to be approximately 30,214,856 shares of our common stock, representing 19.99% of our common stock outstanding as of the date of this prospectus supplement).

Events of Default
Definition of “Events of Default”
The Notes include standard customary events of default, including, without limitation (and, where applicable, subject to any cure periods set forth in the Notes):
•suspension of trading of our common stock on Nasdaq;
•our failure to timely convert the Notes;
•our failure to maintain the required share reserve for the Notes;
•any payment default under the Notes or other related transaction documents;
•any default, redemption or acceleration of $4.0 million or more of our indebtedness or of any of our subsidiaries;
•our bankruptcy, insolvency or liquidation (whether voluntary or involuntary);
•any final judgement for the payment of money aggregating in excess of $2.0 million are rendered against us and/or any of our subsidiaries (not subject to appeal, indemnity or insurance);
•breaches of representations, warranties and covenants in the Notes or any other transaction documents;
•failure to maintain at least $20.0 million in unrestricted cash subject to control agreements in favor of the holder;
•if Matt Plavan resigns, becomes unable to perform, or ceases to serve in his current position as chief financial officer and an acceptable replacement is not appointed within 30 days thereafter, or John Bissell resigns, becomes unable to perform, or ceases to be employed in his current positions as chief executive officer, and an acceptable replacement is not appointed within 30 days thereafter; or
•any security documents, fail or cease to create a separate valid and perfected lien on the collateral.
Effect of an Event of Default
If an event of default occurs and is continuing, the Note shall become due and payable, at the holder’s election, in cash at an amount representing 110% of all outstanding principal, accrued and unpaid interest and accrued and unpaid late charges on such principal and interest, and any other amounts due under the Notes, without the requirement for any notice or demand or other action by the holder or any other person or entity. Upon the occurrence and continuation of an event of default, default interest shall accrue at an annual rate of 12%.
Rights Upon Change of Control
Change of Control
In the event of transactions involving a change of control (as defined in the Notes), the holder of a Note will have the right to force us to redeem all or any portion of its Note at a price equal to 110% of the amount being redeemed.
Adjustments
Fundamental Transactions
If we undergo a merger, consolidation, sale of substantially all of its assets, tender offer resulting in a change of control, reclassification or reorganization of its common stock, or other similar transaction (each, a “Fundamental Transaction”), a holder converting Notes after such transaction will be entitled to receive the same kind and amount of securities, cash or other property that such holder would have received had the Notes been converted immediately prior to the transaction.  The conversion price will be adjusted accordingly to reflect the value of such consideration.  We will cause any successor entity to assume its obligations under the Notes.
Stock Dividends, Splits and Reclassifications
The conversion price will be adjusted in the event of any stock dividend or other distribution payable in shares of common stock, any subdivision or combination of outstanding common stock (including reverse stock splits), or any reclassification of common stock into other capital stock.
Dilutive Issuances
If we issue or are deemed to issue shares of common stock or common stock equivalents at an effective price per share below the then-current fixed conversion price (a “Dilutive Issuance”), the conversion price will be reduced to the lowest VWAP of the common stock during the five trading days following the issuance or announcement of such Dilutive Issuance, subject to a minimum floor price. No adjustment will be made for “Exempt Issuances” as defined in the Securities Purchase Agreement.
Rights Offerings and Pro Rata Distributions
If we issue rights, warrants or other purchase privileges to holders of our common stock, or declare dividends or other distributions of its assets, securities or property to stockholders, holders of the Notes will be entitled to participate on a pro rata basis as if their Notes had been converted in full, subject to applicable beneficial ownership limitations.
Voluntary Adjustments
We may, with the consent of the holder, reduce the conversion price for any period of time deemed appropriate by our board of directors.
Notice of Adjustments
We will notify holders promptly of any adjustment to the conversion price and of certain corporate actions, such as dividends, rights offerings, mergers or other transactions that would affect conversion rights.
Redemptions at Our Election
We shall have the right to redeem all, but not less than all, of the conversion amount then remaining under any outstanding Notes at any time at a redemption price equal to 110% of the conversion amount subject to redemption. Additionally, upon any optional redemption, we will issue to the holders a warrant to purchase shares of common stock for a number of shares of common stock equal to 65% of the principal amount of the Notes being redeemed divided by the conversion price then in effect and having an exercise price equal to the conversion price then in effect, which exercise price shall be subject to adjustment pursuant the Notes, which will be immediately exercisable for a period equal to the remaining time between the optional redemption date and the Maturity Date plus six months, and will provide for registration rights and cashless exercise.
Covenants
We will be subject to certain customary affirmative and negative covenants regarding the incurrence and rank of indebtedness, the existence of liens, the repayment of indebtedness, the payment of cash in respect of dividends, distributions or redemptions, and the transfer of assets, among other matters. We also will be subject to a financial covenant that requires us to maintain available cash in the amount of $15.0 million at all times.
Participation Rights
Until the date that is the later of (i) the date that is 12 months after the maturity date and (ii) if there is an additional closing, the date that is twelve months after the maturity date of the Notes issued in the additional closing, the holders have the right, but not the obligation, to participate in any issuance by us or our subsidiaries of any privately placed preferred stock, common stock, options or securities convertible into shares of common stock (an

“Equity Subsequent Financing”) up to a maximum of 35%, in the aggregate, of the total securities to be issued in such Equity Subsequent Financing (the “Participation Maximum”).
In addition, until the date that is the later of (i) the date that is 12 months after the maturity date and (ii) if there is an additional closing, the date that is twelve months after the maturity date of the Notes issued in the additional closing, we will use our best efforts to allow the holders to participate in (x) any issuance by us or our subsidiaries of any privately place Indebtedness (as defined in the Securities Purchase Agreement) or equity-linked Indebtedness with a Cost of Capital (as defined in the Securities Purchase Agreement) greater than 15% or (y) the incurrence by us or our subsidiaries of Indebtedness that constitutes a Variable Rate Transaction (as defined in the Securities Purchase Agreement) (each, a “Debt Subsequent Financing” and together with an Equity Subsequent Financing, a “Subsequent Financing”) up to a maximum of 35%, in the aggregate, of the total financing amount of the Debt Subsequent Financing (the “Participation Maximum”). If the lender or lenders of the Debt Subsequent Financing refuse to permit any holder to participate in such Debt Subsequent Financing, then the holder’s Participation Maximum for such Debt Subsequent Financing will automatically increase to 100%.
The holders may participate on the same terms, conditions and price provided to other investors in such Subsequent Financing.
We have agreed with the holders that if any holder elects to participate in the Subsequent Placement, the transaction documents related to the Subsequent Placement will not include any term or provision that, directly or indirectly, will, or is intended to, exclude one or more of the holders from participating in a Subsequent Placement, without the prior written consent of such holder.
The participation rights described above do not apply to any:
•Exempt Issuance (as defined in the Securities Purchase Agreement),
•any shares of common stock issued and sold pursuant to an “at-the-market” offering program at prevailing market prices for the common stock by a bona fide investment bank, and shall not include equity line of credit, and
•any underwritten publicly marketed Subsequent Placement.

PLAN OF DISTRIBUTION
The terms of this offering were subject to market conditions and negotiations between us and prospective investors. We have entered into a Securities Purchase Agreement directly with institutional investors who have agreed to purchase the Notes and shares issuable upon conversion or repayment of the Notes. We will only sell such securities to investors who have entered into the Securities Purchase Agreement.
We currently anticipate that the closing of the sale of the Notes and shares issuable upon conversion or repayment of the Notes is expected to take place on or about November 17, 2025, subject to satisfaction of certain conditions. We estimate that the net proceeds from the sale of the securities offered under this prospectus supplement will be approximately $89.5 million, if we sell all of the Notes offered hereby, after deducting the original issue discount and estimated offering expenses payable by us. Our obligation to issue the shares issuable upon conversion or repayment of the Notes to the investors is subject to the conditions set forth in the Notes and related transaction agreements.
We do not intend to apply to list the Notes on any securities exchange or to arrange for their quotation on any automated dealer quotation system. The shares of our common stock are traded on Nasdaq under the symbol “ORGN.”

LEGAL MATTERS
The validity of the securities offered by this prospectus supplement has been passed upon for us by Cooley LLP, Palo Alto, California.
EXPERTS
The consolidated financial statements of Origin Materials, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, incorporated by reference in this prospectus supplement, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus supplement, the accompany prospectus and the information incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered by this prospectus supplement.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We maintain a website at www.originmaterials.com. Information contained on or accessible through our website is not a part of this prospectus supplement. We have included our website in this prospectus supplement solely as an inactive textual reference.
INCORPORATION OF INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (File No. 001-39378):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2025;

•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 13, 2025;
•our Current Reports on Form 8-K, filed with the SEC on April 11, 2025, May 2, 2025, May 8, 2025, October 7, 2025, October 8, 2025 and November 17, 2025; and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 9, 2020, including all amendments or reports filed for the purposes of updating this description, including Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 1, 2022.
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.
We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus supplement, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:
Origin Materials, Inc.
Attn: Investor Relations
930 Riverside Parkway, Suite 10
West Sacramento, California 95605
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

PROSPECTUS
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants

From time to time, we may offer and sell up to $100,000,000 of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.
This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change the information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.
This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.
Our common stock and public warrants are listed on The Nasdaq Capital Market under the symbols “ORGN” and “ORGNW,” respectively. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.
We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
We are a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Prospectus Summary—Implications of Being a Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the section titled “Risk Factors” on page 5 of this prospectus and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K incorporated by reference into this prospectus, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar sections in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 26, 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus, either individually or in combination with other securities in one or more offerings up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we offer any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change the information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the section titled “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.
THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the respective document and any information we have incorporated by reference is accurate only as of the date of the respective document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.
i

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”
“Origin Materials,” “Origin,” the Origin logo, and other trademarks or service marks of Origin Materials, Inc. appearing in this prospectus are the property of Origin Materials, Inc. Other trademarks, service marks or trade names appearing in this prospectus are the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.
Unless the context indicates otherwise, references in this prospectus to “Origin,” “Origin Materials,” “the Company,” “we,” “us,” “our” and similar references refer to Origin Materials, Inc. (f/k/a Artius Acquisition Inc.) and, where appropriate, and its consolidated subsidiaries (including Origin Materials Operating, Inc.).
ii

PROSPECTUS SUMMARY
The following summary highlights information contained elsewhere in this prospectus. This summary is not complete and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the section titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements and notes thereto, and the exhibits to the registration statement of which this prospectus is a part.
Company Overview
Origin is a technology company with a mission to enable the world’s transition to sustainable materials. Our innovations include polyethylene terephthalate (“PET”) closures for an estimated global closures market opportunity of greater than $65 billion. Our PET closures enable fully-recyclable PET beverage containers and reduce waste through light-weighting, while providing enhanced performance such as greater oxygen and CO2 barrier properties that can increase shelf-life. Our furanics technologies include our furanics platform for transforming carbon into sustainable materials for a wide range of end products capable of addressing an estimated $1 trillion market opportunity, including food and beverage packaging, clothing, textiles, plastics, car parts, carpeting, tires, adhesives, soil amendments, and fuels.
Corporate Information
Origin was formerly known as Artius Acquisition Inc. (“Artius”). Artius was originally registered under the Companies Law of the Cayman Islands on January 24, 2020, as a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or other similar business combination with one or more target businesses. On June 25, 2021, we consummated a merger pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of February 16, 2021 (as amended by the letter agreement dated March 5, 2021, the “Merger Agreement”), by and among Artius, Zero Carbon Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of Artius (the “Merger Sub”), and Micromidas, Inc., a Delaware corporation doing business as Origin Materials (“Legacy Origin”). Pursuant to the terms of the Merger Agreement, Artius effected a business combination with Legacy Origin through the merger of Merger Sub with and into Legacy Origin, with Legacy Origin as the surviving company and as our wholly owned subsidiary. We refer to this as the “Merger” and, collectively with the other transactions described in the Merger Agreement, the “Business Combination.” In connection with the closing of the Business Combination (such time is referred to herein as the “Effective Time”), we changed our name to Origin Materials, Inc.
Implications of Being a Smaller Reporting Company
We are a smaller reporting company as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have elected to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K. We may take advantage of this and certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as (i) our voting and non-voting common stock held by nonaffiliates is less than $250.0 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
The Securities We May Offer
We may offer shares of our common stock and preferred stock, various series of debt securities and warrants to purchase any of such securities, either individually or in combination with other securities, from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. We may also offer common stock, preferred stock and/or debt securities upon the exercise of warrants. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•designation or classification;
•aggregate principal amount or aggregate offering price;
•maturity date, if applicable;
•original issue discount, if any;
•rates and times of payment of interest or dividends, if any;
•redemption, conversion, exercise, exchange or sinking fund terms, if any;
•ranking;
•restrictive covenants, if any;
•voting or other rights, if any;
•conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and
•important U.S. federal income tax considerations, if any.
The applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change the information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.
We may sell the securities directly to investors or to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through underwriters or agents, we will include in the applicable prospectus supplement:
•the names of those underwriters or agents;
•applicable fees, discounts and commissions to be paid to them;
•details regarding over-allotment options, if any; and
•the estimated net proceeds to us.
Common Stock. We may issue shares of our common stock from time to time. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders and does not have cumulative voting rights. Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive any dividends to the extent permitted by law when, as and if declared by our board of directors. In the event of our dissolution, liquidation or winding up, subject to the rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future. In this prospectus, we have summarized certain general features of our common stock under the section titled “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.
Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.
If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under the section titled “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.
Debt Securities. We may issue debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible or exchangeable debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion or exchange may be mandatory or optional (at our option or the holder’s option) and would be at prescribed conversion or exchange prices.
Any debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the section titled “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture(s) and any supplemental indentures that contain the terms of the debt securities. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.
Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities, in one or more series. We may issue warrants independently or in combination with common stock, preferred stock and/ or debt securities. In this prospectus, we have summarized certain general features of the warrants under the section titled “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the form of warrant and/or warrant agreement and warrant certificate, as applicable, that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.
Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
Use of Proceeds
We currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses, general and administrative expenses, and capital expenditures, or for any other purpose we describe in any applicable prospectus supplement or any free writing prospectus we may authorize for use in connection with a specific offering. See the section titled “Use of Proceeds” in this prospectus.
Nasdaq Capital Market Listing
Our common stock and public warrants are listed on The Nasdaq Capital Market under the symbols “ORGN” and “ORGNW,” respectively. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The Nasdaq Capital Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully review the risks and uncertainties described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar sections in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q, or Current Reports on Form 8-K, as updated by our subsequent filings, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated in this prospectus by reference, contain forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto, filed with the SEC.
In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these statements.
Any statements in this prospectus, or incorporated herein by reference, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act these forward-looking statements include statements regarding:
•our ability to complete construction and commissioning of closure manufacturing facilities for its PET closure and/or furanics products in the expected timeframe and in a cost effective manner;
•the effectiveness of our disclosure controls and procedures and internal control over financial reporting;
•our future financial and business performance, including financial projections and business metrics;
•changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;
•our ability to scale in a cost-effective manner;
•our ability to raise capital, secure additional project financing and secure government incentives;
•our ability to procure necessary capital equipment and to produce its products in commercial quantities;
•the impact of laws and regulations and liabilities thereunder including, in particular, those hostile to environmental, social and governance (“ESG”) practices and DEI initiatives, and of existing and new tariffs and trade restrictions;
•our ability to procure and store necessary raw materials, works in process, and finished goods;
•any increases or fluctuations in raw material costs;
•our ability to avoid, mitigate, and recover from business and supply chain disruptions;
•the ability to maintain the listing of our common stock on The Nasdaq Capital Market; and
•the impact of worldwide economic, political, industry, and market conditions, tariffs, geopolitical instability, supply chain disruptions, inflationary pressure, labor market constraints, bank failures, and other macroeconomic factors.
You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital and general corporate purposes, including research and development expenses, general and administrative expenses, and capital expenditures, or for any other purpose we describe in any applicable prospectus supplement or any free writing prospectus we may authorize for use in connection with a specific offering. Pending the use of net proceeds, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government. We may use a portion of the net proceeds for strategic investments in complementary businesses, services, products or technologies. However, we do not have agreements or commitments to enter into any such acquisitions or investments at this time.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock and provisions of our amended and restated certificate of incorporation and bylaws are summaries. You should also refer to the amended and restated certificate of incorporation and the bylaws, which are incorporated by reference into the registration statement of which this prospectus is part.
General
Our authorized capital consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. All shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time.
Common Stock
Voting Rights
The holders of our common stock are entitled to one vote per share on all matters properly submitted to the stockholders for their vote. The affirmative vote of holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock entitled to vote generally in the election of directors, voting as a single class, will be required to amend certain provisions of our amended and restated certificate of incorporation, including provisions relating to amending our bylaws, the election and size of our board of directors, removal of directors, vacancies on our board, director liability, director and officer exculpation and exclusive jurisdiction.
Dividends
Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive any dividends to the extent permitted by law when, as and if declared by our board of directors.
Liquidation
In the event of our dissolution, liquidation or winding up, subject to the rights of the holders of any outstanding series of preferred stock, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities.
Rights and Preferences
Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future.
Preferred Stock
Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The issuance of our preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:
•the title and stated value;
•the number of shares we are offering;
•the liquidation preference per share;
•the purchase price per share;
•the dividend rate per share, dividend period and payment dates and method of calculation for dividends;
•whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•our right, if any, to defer payment of dividends and the maximum length of any such deferral period;
•the procedures for any auction and remarketing, if any;
•the provisions for a sinking fund, if any;
•the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
•any listing of the preferred stock on any securities exchange or market;
•whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;
•whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;
•voting rights, if any, of the preferred stock;
•preemption rights, if any;
•restrictions on transfer, sale or other assignment, if any;
•whether interests in the preferred stock will be represented by depositary shares;
•a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;
•the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
•any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
•any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The Delaware General Corporation Law (“DGCL”), which is the law of the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be, or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.
Anti-Takeover Provisions
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
•before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include the following:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;
•subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.
In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.
Amended and Restated Certificate of Incorporation and Bylaws Provisions
Our amended and restated certificate of incorporation and bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:
•Board of Directors Vacancies. Our amended and restated certificate of incorporation and bylaws authorize only the board of directors to fill vacant and newly created directorships, unless the board of directors determines by resolution that such vacancies or newly created directorships be filled by the shareholders, or as otherwise provided by law. In addition, the number of directors constituting our board of directors is permitted to be set only by a resolution adopted by the board of directors. These provisions prevent a stockholder from increasing the size of the board of directors and then gaining control of the board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board of directors but promotes continuity of management.
•Classified Board. Our amended and restated certificate of incorporation and bylaws provide that the board of directors is divided into three classes of directors prior to our 2026 annual meeting. Beginning at the 2026 annual meeting of stockholders, all directors will be elected to one-year terms and the board of directors will cease to be classified. The existence of a classified board of directors could discourage a third-party from making a tender offer or otherwise attempting to obtain control of our Company as it is more difficult and time consuming for stockholders to replace a majority of the directors on a classified board of directors.
•Directors Removed Only for Cause. Our amended and restated certificate of incorporation provides that stockholders may remove directors only for cause while the board of directors remains classified. Beginning at the 2026 annual meeting of stockholders, directors may be removed with or without cause by the stockholders.
•Supermajority Requirements for Amendments of Our Amended and Restated Certificate of Incorporation and Bylaws. Our amended and restated certificate of incorporation further provides that the affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock will be required to amend certain provisions of the amended and restated certificate of incorporation, including provisions relating to the classified board, the size of the board, removal of directors, special meetings, the liability of directors and indemnification. The affirmative vote of holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock will be required to amend or repeal the bylaws, although the bylaws may be amended by approval of a majority of the authorized number of directors.
•Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the board of directors for adoption), the chairperson of the board of directors, or any chief executive officer, thus prohibiting a stockholder from calling a special meeting. Our amended and restated certificate of incorporation provides that the stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, holders of capital stock would not be able to amend the bylaws or remove directors without holding a meeting of stockholders called in accordance with the bylaws. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders to take any action, including the removal of directors.
•Notice Requirements for Stockholder Proposals and Director Nominations. The bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.
•No Cumulative Voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation and bylaws prohibit cumulative voting unless otherwise provided by law.

•Issuance of Undesignated Preferred Stock. Our board of directors will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by our board of directors. The existence of authorized but unissued shares of Preferred Stock will enable our board of directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or other means.
•Choice of Forum. Our amended and restated certificate of incorporation provides that the Delaware Court of Chancery (or, if and only if the Delaware Court of Chancery lacks subject matter jurisdiction, any state court located within the State of Delaware or, if and only if all such state courts lack subject matter jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (1) any derivative claim or cause of action brought on behalf of us; (2) any claim or cause of action for breach of a fiduciary duty owed by any of our current or former director, officer, or other employee to the Company or the our stockholders; (3) any claim or cause of action against us or any current or former director, officer or other employee arising out of or pursuant to any provision of the DGCL, our amended and restated certificate of incorporation or our bylaws; (4) any claim or cause of action seeking to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation and bylaws (including any right, obligation or remedy thereunder); (5) any claim or cause of action as to which the DGCL confers jurisdiction on the Delaware Court of Chancery; and (6) any claim or cause of action against us or any current or former director, officer or other employee, governed by the internal affairs doctrine or otherwise related to our internal affairs, in all cases to the fullest extent permitted by law and subject to the court having personal jurisdiction over the indispensable parties named as defendants. The provisions would not apply to claims or causes of action brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the U.S. federal courts have exclusive jurisdiction. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both state and federal courts have jurisdiction to entertain such claims. To prevent having to litigate claims in multiple jurisdictions and the threat of inconsistent or contrary rulings by different courts, among other considerations, our amended and restated certificate of incorporation provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.
While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions. In such instance, we would expect to vigorously assert the validity and enforceability of the exclusive forum provisions of our amended and restated certificate of incorporation. This may require significant additional costs associated with resolving such action in other jurisdictions and there can be no assurance that the provisions will be enforced by a court in those other jurisdictions.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock and public warrants is Continental Stock Transfer & Trust Company, LLC. The transfer agent’s address is 1 State Street, 30th Floor, New York, New York 10004. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.
Listing on The Nasdaq Capital Market
Our common stock and public warrants are listed on The Nasdaq Capital Market under the symbols “ORGN” and “ORGNW,” respectively.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from, reports that we file with the SEC.
The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.
General
The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.
We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.
We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•the title of the series of debt securities;
•any limit upon the aggregate principal amount that may be issued;
•the maturity date or dates;
•the form of the debt securities of the series;
•the applicability of any guarantees;
•whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;
•the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
•the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;
•whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;
•if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;
•if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;
•additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;
•additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;
•whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;
•the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;
•any restrictions on transfer, sale or assignment of the debt securities of the series; and
•any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.
Events of Default under the Indenture
Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:
•if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;
•if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;
•if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:
•the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:
•the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,
•such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and
•the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.
Modification of Indenture; Waiver
We and the trustee may change an indenture without the consent of any holders with respect to specific matters:
•to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•to comply with the provisions described above under “—Consolidation, Merger or Sale;”
•to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;
•to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
•to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
•to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.
In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•extending the fixed maturity of any debt securities of any series;
•reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•provide for payment;
•register the transfer or exchange of debt securities of the series;
•replace stolen, lost or mutilated debt securities of the series;
•pay principal of and premium and interest on any debt securities of the series;
•maintain paying agencies;
•hold monies for payment in trust;
•recover excess money held by the trustee;
•compensate and indemnify the trustee; and
•appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company (“DTC”) or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.
At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
If we elect to redeem the debt securities of any series, we will not be required to:
•issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Trustee
The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.
We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.
General
In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable on exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased on such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable on the exercise of one warrant and the price at which these shares may be purchased on such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
•the terms of any rights to redeem or call the warrants;
•any provisions for changes to or adjustments in the exercise price or number of securities issuable on exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;

•the manner in which the warrant agreements and warrants may be modified;
•a discussion of material or special U.S. federal income tax considerations of holding or exercising the warrants;
•the terms of the securities issuable on exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including:
•in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments on our liquidation, dissolution or winding up or to exercise voting rights, if any; or
•in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable on exercise or to enforce covenants in the applicable indenture.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as listed in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we list in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
On receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable on such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.
Governing Law
Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand on us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable on exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES
We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.
Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:
•the performance of third-party service providers;
•how it handles securities payments and notices;
•whether it imposes fees or charges;
•how it would handle a request for the holders’ consent, if ever required;
•whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;
•how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and
•if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the DTC, New York, New York, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only as global securities, an investor should be aware of the following:
•an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;
•an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;
•an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;
•an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;
•the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;
•we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;
•the depositary may, and we understand that the DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and
•financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.
There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations When a Global Security Will Be Terminated
In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;
•if we notify any applicable trustee that we wish to terminate that global security; or
•if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale;
•at prices related to such prevailing market prices; or
•at negotiated prices.
We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:
•on or through the facilities of Nasdaq or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or
•other than on Nasdaq or such other securities exchanges or quotation or trading services.
Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.
A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
•the name or names of any underwriters, dealers or agents, if any;
•the purchase price of the securities and the proceeds we will receive from the sale;
•any over-allotment options under which underwriters may purchase additional securities from us;
•any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•any public offering price;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents, dealers and underwriters with indemnification against civil liabilities , including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for, us in the ordinary course of business.
All securities we may offer, other than our common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate covering or other short covering transactions involve purchases of the securities, either through the exercise of the option to purchase additional shares or in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.
Any underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, Cooley LLP will pass upon the validity of the securities offered by this prospectus, and any supplement thereto. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Origin Materials, Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.
We maintain a website at www.originmaterials.com. Information contained on or accessible through our website is not a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (File No. 001-39378):
•our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 13, 2025;
•the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2025;
•our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 15, 2025;
•our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 14, 2025;
•our Current Reports on Form 8-K, filed with the SEC on April 11, 2025, May 2, 2025 and May 8, 2025; and
•the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on July 9, 2020, including all amendments or reports filed for the purposes of updating this description, including Exhibit 4.5 to the Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the SEC on March 1, 2022; and
Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.
We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to:

Origin Materials, Inc.
Attn: Investor Relations
930 Riverside Parkway, Suite 10
West Sacramento, California 95605
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

$100,000,000

Senior Secured Convertible Notes
Shares of Common Stock Issuable Upon Conversion or Repayment of the Senior Secured Convertible Notes

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PROSPECTUS SUPPLEMENT

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November 13, 2025

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